Exhibit 99.1

NV5 ANNOUNCES RECORD FOURTH QUARTER AND FULL YEAR FINANCIAL RESULTS

Hollywood, FL – March 9, 2017 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter 2016 Financial Highlights

●

Total Revenues for the quarter were $64.2 million, an increase of 51% from $42.5 million in the fourth quarter of 2015. Gross Revenues – GAAP for the quarter were $63.0 million, an increase of 49% from $42.3 million in the fourth quarter of 2015.

●	Net Revenues for the quarter were $51.1 million, an increase of 52% from $33.6 million in the fourth quarter of 2015.

●	Organic growth in the fourth quarter of 2016 was 8%.

●	EBITDA for the quarter was $7.0 million up from $5.2 million for the fourth quarter of 2015.

●	Gross Margin for the quarter was 49%, compared to 45% for the fourth quarter of 2015.

●	Net income for the quarter was $3.3 million, a 23% increase from $2.7 million in the fourth quarter of 2015.

●

Adjusted EPS for the quarter was $0.44 per diluted share compared to $0.41 per diluted share in the fourth quarter of 2015. GAAP EPS for the quarter was $0.31 per diluted share compared to $0.33 per diluted share. GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,507,542 for the fourth quarter of 2016, compared to weighted-average shares outstanding of 8,017,366 for the fourth quarter of 2015.

“2016 was a successful year for organic and strategic growth at NV5,” said Dickerson Wright, PE, Chairman and CEO of NV5. “We achieved our objective of reaching $300 million in run-rate revenue with at least 12% EBITDA by the end of the year and once again exceeded industry standards for organic growth. We have set a new goal to reach $600 million in revenue by 2020 and we have initiated 2017 guidance that reflects that threshold of 600/20 we have set for ourselves. We encountered unanticipated challenges in the third and fourth quarters of 2016, namely, significant delays to a number of our transportation infrastructure projects in New Jersey brought on by legislative gridlock, and project delays in the Western states due to heavy rains and flooding. Both problems have since been improved, and we were still able to achieve organic growth of 8% in the fourth quarter. Our ability to achieve 8% organic growth despite these obstacles speaks well for our business model. We continue to strengthen our existing verticals and platforms for strategic opportunities and organic growth.”

Total Revenues for the fourth quarter of 2016 were $64.2 million, a 51% increase from the fourth quarter of 2015. Total Revenues includes intercompany revenues where the Company performed the services in lieu of using a third-party sub-consultant. Gross Revenues - GAAP for the fourth quarter of 2016 were $63.0 million, a 49% increase from the fourth quarter of 2015. Net Revenue for the fourth quarter of 2016 was $51.1 million, an increase of 52% from the fourth quarter of 2015.

EBITDA for the fourth quarter of 2016 was $7.0 million, an increase of 35% from $5.2 million for the fourth quarter of last year.

Adjusted EPS for the fourth quarter of 2016 was $0.44 vs. $0.41 per share in the fourth quarter of 2015. Net income for the fourth quarter of 2016 was $3.3 million, or $0.31 per diluted share, up from net income of $2.7 million, or $0.33 per diluted share in the fourth quarter of 2015.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 10,507,542 for the fourth quarter of 2016, compared to weighted-average shares outstanding of 8,017,366 for the fourth quarter of 2015. Included in the weighted-average shares outstanding for the fourth quarter of 2016 is the addition of approximately 2.0 million shares issued during our secondary offering in May 2016.

Full-Year 2016 Financial Highlights

●

Full-Year 2016 Total Revenues were $228.7 million, an increase of 47% from Full-Year 2015 Total Revenues of $155.9 million. Gross Revenues – GAAP were $223.9 million for Full-Year 2016, an increase of 45% from $154.7 million in Full-Year 2015.

●	Net Revenues for Full-Year 2016 were $181.5 million, an increase of 48% from $122.5 million in Full-Year 2015.
●	Full-Year 2016 Organic Growth was 5%.
●	EBITDA for 2016 was $24.6 million or 14% of Net Revenues up from $17.2 million or 14% of Net Revenues in 2015.
●	Full-Year 2016 Gross Margin was 48%, compared to 45% for the full-year 2015.
●	Net income for Full-Year 2016 was $11.6 million, a 37% increase from $8.5 million for Full-Year 2015.
●

Adjusted EPS for 2016 was $1.53 per diluted share compared to $1.41 per diluted share for 2015. GAAP EPS for 2016 was $1.22 per diluted share compared to $1.18 per diluted share. GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 9,540,051 for 2016 compared to weighted-average shares outstanding of 7,215,898 for 2015.

●	Cash flow from operating activities for 2016 was $15.2 million compared to cash flow from operating activities of $6.0 million for 2015.
●	Backlog was $220.8 million as of December 31, 2016, a 30% increase from $155.3 million as of December 31, 2015.
●

Full-Year 2017 Total Revenues Guidance is expected to range from $302 million to $316 million, Adjusted EPS Guidance is expected to range from $1.93 to $2.05 per diluted share, and GAAP EPS Guidance is expected to range from $1.53 to $1.65 per diluted share.

Regarding the results for the full year 2016, Total Revenues for 2016 were $228.7 million, a 47% increase from 2015. Gross Revenues – GAAP for 2016 increased 45% to $223.9 million, compared with $154.7 million reported for 2015. Net Revenue for the full year ended December 31, 2016 was $181.5 million, an increase of 48% from 2015. Our organic growth for 2016 was 5%.

EBITDA for 2016 was $24.6 million or 14% of Net Revenues, an increase of 43% from $17.2 million or 14% of Net Revenues for 2015.

Adjusted EPS for 2016 was $1.53 vs. $1.41 for 2015. Net income for 2016 was $11.6 million, or $1.22 per diluted share, up from net income of $8.5 million, or $1.18 per diluted share for 2015.

GAAP EPS and Adjusted EPS reflect weighted-average shares outstanding of 9,540,051 for 2016 compared to weighted-average shares outstanding of 7,215,898 for 2015. Included in the weighted-average shares outstanding for 2016 is the addition of approximately 2.0 million shares issued during our secondary offering in May 2016.

At December 31, 2016, our cash and cash equivalents were $35.7 million compared to $23.5 million as of December 31, 2015. The increase in cash was due to $47.1 million in net cash proceeds from our secondary equity offering in May 2016 offset by $45.8 million used for acquisitions in 2016. During 2016, we generated $15.2 million of cash from operating activities, compared to cash from operating activities of $6.0 million in 2015.

At December 31, 2016, the Company reported backlog of $220.8 million, an increase of 30% from $155.3 million as of December 31, 2015.

2017 Outlook

The Company is initiating guidance for full-year 2017 Total Revenues, including the impact of acquisitions closed through February 28, 2017, in the range from $302 million to $316 million, which represents an increase of 32% to 39% from 2016 Total Revenues of $228 million. The Company expects that full-year 2017 GAAP EPS will range from $1.53 per share to $1.65 per share. Furthermore, the Company expects that full-year 2017 Adjusted EPS will range from $1.93 per share to $2.05 per share. This guidance for Total Revenues, GAAP EPS and Adjusted EPS excludes anticipated acquisitions for the remainder of 2017.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues – GAAP include sub-consultant costs and other direct costs, which are generally pass-through costs. Furthermore, Gross Revenues – GAAP eliminates intercompany revenues where the Company performed the service in lieu of using a third-party sub-consultant. Therefore, the Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on its business results. A reconciliation of gross revenues as reported in accordance with GAAP to Total Revenues and Net Revenues provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of NV5’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of net income as reported in accordance with GAAP to EBITDA provided at the end of this news release.

Adjusted earnings per diluted share data (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) data to eliminate amortization expense of intangible assets from acquisitions. As the Company continues its acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS as reported in accordance with GAAP. A reconciliation of GAAP EPS as reported in accordance with GAAP to Adjusted EPS provided at the end of this news release.

NV5’s definition of Total Revenues, Net Revenues, EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as contract revenues, net income and diluted earnings per share.

Conference Call

NV5 will host a conference call to discuss its fourth quarter and full year 2016 financial results at 4:30 p.m. (Eastern Time) on March 9, 2017.

Date:	Thursday, March 9, 2017
Time:	4:30 p.m. Eastern
Toll-free dial-in number:	+1 877-311-4180
International dial-in number:	+1 616-548-5594
Conference ID:	64549803
Webcast:	http://ir.nv5.com

The conference call will be webcast live via the “Investors” section of the NV5 website. A replay of the webcast will also be available under presentations.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions to public and private sector clients in the infrastructure, energy, construction, real estate and environmental markets. NV5 primarily focuses on five business verticals: construction quality assurance, infrastructure, engineering and support services, energy, program management, and environmental solutions. The Company is headquartered in Hollywood, FL and operates out of 75 locations in 26 states nationwide and abroad in Macau, Shanghai, Hong Kong, and Vietnam. For additional information, please visit the Company’s website. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Contact

NV5 Global, Inc.
Lauren Wright, Ph.D.

Director of Investor Relations
Tel: +1-408-392-7233
Email: ir@nv5.com

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands, except share data)

	December 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$35,666	$23,476
Accounts receivable, net of allowance for doubtful accounts of $1,992 and $1,536 as of December 31, 2016 and December 31, 2015, respectively	75,511	47,747
Prepaid expenses and other current assets	1,874	1,092
Deferred income tax assets	2,173	1,440
Total current assets	115,224	73,755
Property and equipment, net	6,683	3,091
Intangible assets, net	40,861	12,367
Goodwill	59,380	21,679
Other assets	1,511	877
Total Assets	$223,659	$111,769

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$13,509	$6,658
Accrued liabilities	17,316	9,564
Income taxes payable	1,134	813
Billings in excess of costs and estimated earnings on uncompleted contracts	228	293
Client deposits	106	110
Current portion of contingent consideration	564	458
Current portion of notes payable and other obligations	10,764	4,347
Total current liabilities	43,621	22,243
Contingent consideration, less current portion	1,875	821
Notes payable and other obligations, less current portion	21,632	6,360
Deferred income tax liabilities	8,370	1,582
Total liabilities	75,498	31,006

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.01 par value; 45,000,000 shares authorized, 10,566,528 and 8,124,627 shares issued and outstanding as of December 31, 2016 and 2015, respectively	106	81
Additional paid-in capital	118,026	62,260
Retained earnings	30,029	18,422
Total stockholders’ equity	148,161	80,763
Total liabilities and stockholders’ equity	$223,659	$111,769

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME

(in thousands, except share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31	December 31	December 31	December 31
	2016	2015	2016	2015

Gross revenues	$63,022	$42,320	$223,910	$154,655

Direct costs:
Salaries and wages	20,222	14,565	73,966	53,687
Sub-consultant services	8,808	6,088	31,054	21,394
Other direct costs	3,101	2,676	11,310	10,796

Total direct costs	32,131	23,329	116,330	85,877

Gross Profit	30,891	18,991	107,580	68,778

Operating Expenses:
Salaries and wages, payroll taxes and benefits	15,011	9,473	55,586	34,731
General and administrative	6,711	2,768	19,351	11,930
Facilities and facilities related	2,209	1,521	8,012	4,950
Depreciation and amortization	1,943	1,022	6,228	3,468
Total operating expenses	25,874	14,784	89,177	55,079

Income from operations	5,017	4,207	18,403	13,699

Other expense:
Interest expense	(36)	(32)	(257)	(212)
Total other expense	(36)	(32)	(257)	(212)

Income before income tax expense	4,981	4,175	18,146	13,487
Income tax expense	(1,692)	(1,503)	(6,539)	(4,995)
Net Income and Comprehensive Income	$3,289	$2,672	$11,607	$8,492

Earnings per share:
Basic	$0.33	$0.35	$1.27	$1.25
Diluted	$0.31	$0.33	$1.22	$1.18

Weighted average common shares outstanding:
Basic	10,015,895	7,719,664	9,125,167	6,773,135
Diluted	10,507,542	8,017,366	9,540,051	7,215,898

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended
	December 31, 2016	December 31, 2015
Cash Flows From Operating Activities:
Net income	$11,607	$8,492
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,228	3,468
Provision for doubtful accounts	138	164
Stock compensation	2,343	1,696
Change in fair value of contingent consideration	201	(335)
Loss on disposal of property and equipment	14	-
Excess tax benefit from stock based compensation	(892)	(1,536)
Deferred income taxes	(1,837)	(666)
Changes in operating assets and liabilities, net of impact of acquisitions:
Accounts receivable	(7,681)	(4,846)
Prepaid expenses and other assets	920	601
Accounts payable	3,047	(3,830)
Accrued liabilities	(243)	1,479
Income taxes payable	1,212	1,243
Billings in excess of costs and estimated earnings on uncompleted contracts	(65)	16
Client deposits	221	26
Net cash provided by operating activities	15,213	5,972

Cash Flows From Investing Activities:
Cash paid for acquisitions	(45,811)	(10,427)
Purchase of property and equipment	(985)	(601)
Net cash used in investing activities	(46,796)	(11,028)

Cash Flows From Financing Activities:
Proceeds from secondary offering	51,319	32,068
Payments of secondary offering costs	(4,173)	(2,649)
Payments on notes payable	(4,594)	(10,797)
Payments of contingent consideration	(296)	(533)
Excess tax benefit from stock based compensation	892	1,536
Payments of debt issuance costs	(383)	-
Proceeds from exercise of unit warrant	1,008	3,186
Net cash provided by financing activities	43,773	21,660

Net increase in Cash and Cash Equivalents	12,190	16,604
Cash and cash equivalents – beginning of period	23,476	6,872
Cash and cash equivalents – end of period	$35,666	$23,476

NV5 GLOBAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Year Ended
	December 31, 2016	December 31, 2015

Supplemental disclosures of cash flow information:
Cash paid for interest	$272	$185
Cash paid for income taxes	$7,334	$4,371

Non-cash investing and financing activities:
Contingent consideration (earn-out)	$1,417	$1,307
Notes payable and other obligations for acquisitions	$25,833	$9,250
Stock issuance for acquisitions	$4,239	$946
Payment of contingent consideration with common stock	$162	$100

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

(Unaudited)

(in thousands)

		Three Months Ended		Year Ended
		December 31,	December 31,	December 31,	December 31,
		2016	2015	2016	2015

Gross Revenues - GAAP		$63,022	$42,320	$223,910	$154,655

Add:	Intercompany revenues in lieu of sub-consultants	1,171	228	4,822	1,262
Total Revenues		$64,193	$42,548	$228,732	$155,917

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

(Unaudited)

(in thousands)

		Three Months Ended		Year Ended
		December 31,	December 31,	December 31,	December 31,
		2016	2015	2016	2015

Gross Revenues - GAAP		$63,022	$42,320	$223,910	$154,655

Less:	Sub-consultant services	(8,808)	(6,088)	(31,054)	(21,394)
	Other direct costs	(3,101)	(2,676)	(11,310)	(10,796)
Net Revenues		$51,113	$33,556	$181,546	$122,465

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO EBITDA

(Unaudited)

(in thousands)

		Three Months Ended		Year Ended
		December 31,	December 31,	December 31,	December 31,
		2016	2015	2016	2015

Net Income		$3,289	$2,672	$11,607	$8,492

Add:	Interest expense	36	32	257	212
	Income tax expense	1,692	1,503	6,539	4,995
	Depreciation and Amortization	1,943	1,022	6,228	3,468
EBITDA		$6,960	$5,229	$24,631	$17,167

NV5 GLOBAL, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

(Unaudited)

		Three Months Ended		Year Ended
		December 31,	December 31,	December 31,	December 31,
		2016	2015	2016	2015

Net Income - per diluted share		$0.31	$0.33	$1.22	$1.18

Per diluted share adjustments:
Add:	Amortization expense of intangible assets	0.19	0.13	0.48	0.36
	Income tax expense	(0.06)	(0.05)	(0.17)	(0.13)

Adjusted EPS		$0.44	$0.41	$1.53	$1.41